UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

_________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

_________________________________

Date of Report

June 28, 2016

(Date of earliest event reported)

ERBA Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14798	11-3500746
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

14100 NW 57th Court, Miami Lakes, Florida		33014
(Address of principal executive offices)		(Zip Code)

(305) 324-2300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Second Amendment to Mohan Gopalkrishnan’s Employment Agreement

As previously reported, on May 31, 2016, ERBA Diagnostics, Inc. (the “Company”) and Mohan Gopalkrishnan, the Company’s Chief Executive Officer, entered into an Amendment to Employment Agreement (the “First Amendment”), which amended the Employment Agreement entered into between the Company and Mr. Mohan on May 31, 2014 (the “Original Agreement”), to, among other things, increase Mr. Mohan’s annual base salary, to be effective as of June 1, 2016, from $230,000 to $300,000.

On July 5, 2016, the Company and Mr. Mohan entered into a Second Amendment to Employment Agreement (the “Second Amendment”), which amended the Original Agreement, as amended by the First Amendment, to document that Mr. Mohan has elected to forgo the aforementioned increase in annual base salary and, effective as of June 1, 2016, reduce Mr. Mohan's annual base salary from $300,000 to $230,000.

The foregoing description of the Second Amendment is only a summary and is qualified in its entirety by reference to the full text of the Second Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01 in its entirety.

Extension of Maturity Date of Line of Credit from Citibank

As previously reported, the Company has a secured, revolving credit facility of up to $5,000,000 from Citibank, N.A. (“Citibank”).

On June 28, 2016, the Company entered into a Change in Terms Agreement (the “Amendment”) with Citibank, such that the maturity date of such credit facility has been extended from June 30, 2016 to December 31, 2016 subject to compliance with the terms of the credit facility. The credit facility contains covenants which include financial covenants and the requirement to deliver audited financial statements. Other than the extension in the maturity date of the credit facility, the terms and conditions of the credit facility remain the same. All other agreements associated with the credit facility remain unchanged and outstanding.

The foregoing description of the Amendment is only a summary and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated into this Item 1.01 in its entirety.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01, under the heading “Extension of Maturity Date of Line of Credit from Citibank,” of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) As previously reported, during the third quarter of 2015, the Company implemented, among other things, a new, enhanced balance sheet review process, with a particular focus on reconciliation of significant accounts, including, among others, intercompany accounts and corresponding eliminations made, or required to be made, at the consolidated level, and their potential impact on the Company’s consolidated financial statements. In the course of implementing such new, enhanced review process, the Company identified materially out of balance accounts evident in the elimination process and noted erroneous recording of transactions to such intercompany and other accounts for each of the years ended December 31, 2014 and 2013 and for each of the interim periods ended March 31, 2015 and June 30, 2015 (the “Restatement Periods”). As previously reported, the Company intends to restate its financial statements for the Restatement Periods.

Expected Impact of Restatements

As previously reported, preliminary indications from the Company’s review, as of November 2015, found that the necessary adjustments to the Company’s financial statements during the Restatement Periods arising from such out of balance intercompany accounts were expected to result in an aggregate decrease in net income (or increase in net loss) in the approximate range of $3.0 - $4.0 million, as well as in a shift of certain previously recorded income and expense items to the appropriate periods throughout the Restatement Periods. In addition to the out of balance intercompany accounts, the Company also found additional items requiring correction in the range of $2.0 - $4.0 million. Current indications from the Company’s ongoing review, including intercompany and other identified adjustments to the Company’s financial statements during the Restatement Periods, are expected to result in an aggregate decrease in net income (or increase in net loss) in the approximate range of $6.0 - $8.0 million. The Company has not yet completed its final determination and review of the matters discussed above and, therefore, the amounts described above and the periods to which they relate are preliminary, unaudited estimates that are subject to change. There can be no assurance that the final amounts and adjustments will not differ materially from the estimated amounts described above, or that additional adjustments will not be identified, the impact of which may be material.

The Audit Committee has discussed the matters set forth in this Item 4.02 of this Current Report on Form 8-K with the Company’s independent registered public accounting firm – Mayer Hoffman McCann P.C.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The information included in Item 1.01, under the heading “Second Amendment to Mohan Gopalkrishnan’s Employment Agreement,” of this Current Report on Form 8-K is incorporated by reference into this Item 5.02 in its entirety.

Item 8.01 Other Events.

Class Action Litigation

As previously reported, in December 2015, a class action was filed in the United States District Court for the Southern District of Florida against the Company and four of its current or former executive officers. The defendants were the Company, Mohan Gopalkrishnan, Ernesina Scala, Sanjiv Suri and Prakash Patel. The Complaint alleged generally that during the purported class period of April 15, 2014 through November 20, 2015, the Company and the named executive officers knowingly and/or recklessly disseminated or approved statements about the Company’s business operation and prospects that were materially false and misleading and/or lacked a reasonable basis. The Complaint seeks to assert claims for violations of the Securities Exchange Act of 1934, and Rule 10b-5 promulgated thereunder, and Section 20(a) of the Securities Exchange Act of 1934 and seeks unspecified damages. As previously reported, the Company has been advised by ERBA Diagnostics Mannheim GmbH, the Company’s principal stockholder (“ERBA Mannheim”), that ERBA Mannheim will not be joining this purported class action and will not be bringing a claim against the Company.

On June 10, 2016, the named plaintiff amended his Complaint to, among other things, seek damages in the amount of $8.1 million, modify the purported class period to be June 14, 2013 through November 20, 2015, and, in connection therewith, remove Ernesina Scala as a defendant and add the following people and entities as defendants: Suresh Vazirani, the Company’s executive chairman; Kevin Clark, the Company’s former president and chief executive officer; Arlene Rodriguez, the Company’s former principal financial officer, principal accounting officer and controller; Erba Mannheim, the Company’s majority stockholder; Transasia Bio-Medicals Ltd., the parent company of Erba Mannheim; and Mayer Hoffman McCann P.C., the Company’s independent registered public accounting firm. The litigation is in the preliminary stages.

Liquidity; Reduction in Force

The Company has had diminishing operating revenue as well as limited cash and cash equivalents and has been incurring operating losses. The outstanding principal balance under the Company’s credit facility with Citibank is approaching $5 million. If the Company continues to incur operating losses, then the Company may not have sufficient liquidity available to meet its needs. There is no assurance that existing cash and cash equivalents or amounts available under the Company’s credit facility with Citibank will, in the short term, satisfy all of the Company’s cash requirements and fund any losses from operations.

In connection with the foregoing, the Company is undergoing a reduction in force aimed at cutting costs and attempting to address operational challenges through the restructuring of unprofitable product lines.  Consequently, as part of its reduction in force, the Company has reduced its headcount by approximately 40 employees.

The Company understands how hard these changes are for the employees concerned and is committed to helping them through this difficult time.

As previously reported, Diamedix Corporation, a wholly-owned subsidiary of the Company ("Diamedix"), owns real property located at 2115, 2140, 2141, 2150, 2155, 2160 North Miami Avenue and 38 NW 22nd Street, in Miami, Florida, and all improvements thereon (collectively, the “Property”). As previously disclosed, Diamedix had previously entered into a contract to sell the Property to a third party for $23.0 million, which contract had been terminated. The Property continues to remain on the market for sale.

Auditor’s Letter to Audit Committee

On June 30, 2016, the Audit Committee of the Board of Directors of the Company (the “Audit Committee”) received a letter from Mayer Hoffman McCann P.C., the Company’s independent registered public accounting firm (“MHM”), asking the Audit Committee to provide information to MHM regarding the steps that the Audit Committee intends to take to investigate matters relating to the Company’s international distribution of certain instrumentation systems with inappropriate labeling.  The Audit Committee was apprised of this matter by the Company’s executive management team earlier in June 2016.

Accompanying the letter, MHM provided the Audit Committee with copies of updated fraud questionnaires that had been submitted by certain of the Company’s financial management personnel in connection with MHM’s audit of the Company’s 2015 financial statements, which updated questionnaires also contained other matters for consideration by the Audit Committee, including, without limitation, the Company’s distribution of certain other instrumentation systems which may not have complied with applicable regulations and transactions between the Company and one of its affiliates relating to certain other instrumentation systems.  The Audit Committee was apprised of these other two matters by the Company’s executive management team earlier in June 2016.

The Audit Committee is in the process of taking appropriate steps to thoroughly investigate these matters, including, among other things, the engagement of an independent financial specialist.

Safe Harbor Statement

Except for the historical matters contained herein, statements in this Current Report on Form 8-K are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be preceded by, followed by or otherwise include the words “may,” “will,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “could,” “would,” “should,” or similar expressions or statements that certain events or conditions may occur. These forward-looking statements are based largely on the Company’s expectations and the beliefs and assumptions of the Company’s management and on the information currently available to it and are subject to a number of risks and uncertainties, including, but not limited to, the risks and uncertainties that: the extension of the maturity of the Company's credit facility does not prevent Citibank from declaring a default based on a violation of covenants or other breaches; the Company may not be able to improve its financial condition, results of operations and cash flows in the short-term or at all; the Company may not be able to generate positive cash flow or otherwise improve its liquidity, whether from existing operations, strategic initiatives or possible future sources of liquidity, including, without limitation, from the line of credit, issuing debt or equity securities, incurring indebtedness, curtailing or reducing the Company’s operations or selling the Company’s assets or properties; the Company may not have adequate cash resources to fund its operations or liquidity needs for the reasonably foreseeable future; the Company may not be able to achieve or sustain profitability from its operations or otherwise secure funds to provide the basis for long-term liquidity; the sale by Diamedix of the Property may not be at the price anticipated or in the time frame anticipated, or at all; if existing cash and cash equivalents and amounts available under the Company’s credit facility with Citibank are insufficient to finance operations, then the Company may be required to curtail or reduce some or all of its operations or sell some or all of its assets or properties; the Company may not be able to cut costs and address operational challenges in the time frame anticipated, or at all; the Company may not be able to restructure unprofitable product lines in the time frame anticipated, or at all; the Company’s review of the financial statement related matters described above is on-going and the amounts at issue and the periods to which they relate have not been definitively determined; the Company’s review of the financial statement related matters described above may take longer to complete than anticipated; the Company’s restated financial statements for the Restatement Periods, which are to be included in the restated filings, may take longer to prepare than anticipated and may include losses that are larger than anticipated; the Company’s defense of the litigation described above is on-going and the outcome of such litigation is uncertain; judgments against, or damages, fines or penalties, imposed on the Company or its executive officers in such litigation may have a material adverse impact on the Company’s operating results and financial condition; the Company’s response to such litigation may result in significant general and administrative expenses relating to legal and other professional fees; the Company’s review of the matters described above that have been reported to MHM and the Audit Committee is on-going; the impact of such matters described above that have been reported to MHM and the Audit Committee may have a material and adverse impact on the Company, including, among other things, its results of operations and financial condition; and other risks and uncertainties that may cause results to differ materially from those set forth in the forward-looking statements. See also the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC for further discussion of certain risks and uncertainties that could materially and adversely affect the Company’s business, operating results or financial condition.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1 –	Second Amendment to Employment Agreement, dated July 5, 2016.

10.2 –	Change in Terms Agreement, executed on June 28, 2016, made by ERBA Diagnostics, Inc. in favor of Citibank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ERBA DIAGNOSTICS, INC.

Dated: July 7, 2016	By:	/s/ Mohan Gopalkrishnan
Mohan Gopalkrishnan,
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Second Amendment to Employment Agreement, dated July 5, 2016.

10.2	Change in Terms Agreement, executed on June 28, 2016 made by ERBA Diagnostics, Inc. in favor of Citibank, N.A.